      1                                                           EXHIBIT 4(d)

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICAT-ED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    CUSIP:  58017DDK3
    REGISTERED                                        PRINCIPAL AMOUNT:
    No. IX-SR-                                        $20,000,000.00

                        McDONNELL DOUGLAS FINANCE CORPORATION
                          SERIES IX SENIOR MEDIUM-TERM NOTE

    ___  Fixed Rate - Interest Rate:  _____%
    _X_  Floating Rate - Initial Interest Rate:  _____%

   BASE RATE(S):        Federal Funds Rate  ORIGINAL ISSUE DATE:  May 15, 1995

   STATED MATURITY:     May 15, 1997        INITIAL INTEREST      May 16, 1995
                                            RESET DATE:

   INDEX MATURITY:      N/A                 MAXIMUM INTEREST      N/A
                                            RATE:

   SPREAD:              Plus 40 basis       MINIMUM INTEREST      N/A
                        points              RATE:

   SPREAD MULTIPLIER:   N/A                 REDEMPTION DATE(S):   N/A

   ALTERNATE RATE
   EVENT SPREAD:        N/A                 REDEMPTION PRICE(S):  N/A

   INTEREST RATE RESET
   PERIOD:              Daily               INTEREST PAYMENT      Quarterly
                                            PERIOD:

   INTEREST RESET       Each Business Day   INTEREST PAYMENT      The 15th day
   DATE(S):             commencing May 16,  DATE(S):              of February,
                        1995                                      May, August
                                                                  and November,
                                                                  commencing
                                                                  August 15,
                                                                  1995

   CALCULATION AGENT:   Bankers Trust Com-  YIELD TO MATURITY:    N/A
                        pany

    May 16, 1995

McDONNELL DOUGLAS FINANCE CORPORATION, a Delaware corporation (hereinafter called the "Company" which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the Principal sum of Twenty Million and no/100 DOLLARS on the Stated Maturity shown above, and to pay interest thereon, at a rate per annum specified above and upon the terms provided under either the heading "Fixed Rated Note" or "Floating Rate Note".

FIXED RATE NOTE:

If the "Fixed Rate" box above is checked, the Company will pay interest on March 15 and September 15 of each year (each an "Interest Payment Date") and on the Stated Maturity or upon earlier redemption to the person to whom principal is payable. Interest shall accrue from the Original Issue Date or if later, the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for, unless the date hereof is an Interest Payment Date to which interest has been paid or duly provided for on this Note (or any Predecessor Note) in which case from the date hereof.

FLOATING RATE NOTE:

If the "Floating Rate" box above is checked, the Company will pay interest on the Interest Payment Dates shown above at the Initial Interest Rate shown above until the Initial Interest Reset Date shown above following the Original Issue Date shown above and thereafter at a rate determined in accordance with the provisions hereof under the heading, "Determination of Commercial Paper Rate", "Determination of Federal Funds Rate", "Determination of 11th District Cost of Funds Rate", "Determination of LIBOR", "Determina-tion of Prime Rate" or "Determination of Treasury Rate", depending upon whether the Base Rate is the Commercial Paper Rate, 11th District Cost of Funds Rate, LIBOR, Prime Rate, Treasury Rate or the lowest of any two or more of such rates, as indicated above, in each case (i) plus or minus the Spread or Alternate Rate Event Spread, if any, or (ii) multiplied by the Spread Multiplier, if any, shown above, until the principal hereof is paid or duly made available for payment.

An interest payment shall be the amount of interest accrued from and including the Original Issue Date, or if later, from and including the last Interest Payment Date to which interest has been paid to, but excluding the next following Interest Payment Date (an "Interest Period"). If the "Maximum Interest Rate" box above is checked, this Note is subject to a maximum limitation on the rate of interest which may accrue during any Interest Period. If the "Minimum Interest Rate" box above is checked, this Note is subject to a minimum limitation on the rate of interest which may accrue during any Interest Period.

PROVISIONS FOR BOTH FIXED AND FLOATING RATE NOTES:

If the "Floating Rate Note" box above is checked, the Company will pay interest monthly, quarterly, semiannually or annually as shown above as the Interest Payment Period, on each Interest Payment Date shown above, commenc-ing with the first Interest Payment Date shown above next succeeding the Original Issue Date shown above, and at Maturity; PROVIDED, HOWEVER, that for both Floating Rate and Fixed Rate Notes if the Original Issue Date is between a Regular Record Date and on or before the immediately following Interest Payment Date, interest payments will commence on the Interest Payment Date following the next succeeding Regular Record Date; and PROVIDED, FURTHER, that if an Interest Payment Date would fall on any day that is not a Business Day (as defined herein), such Interest Payment Date shall be the following day that is a Business Day, except that in the case of a Floating Rate Note on which the Interest Rate Base is LIBOR, if such next Business Day falls in the next calendar month, such Interest Payment Date will be the preceding
day that is a  Business Day.   As used herein,  "Business Day" is  any day that
is not a Saturday or Sunday and that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or Los Angeles, California (or, if the Interest Rate Base specified above is LIBOR, the City of London). If the Maturity Date (or any Redemption Date) will fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day with the same force and effect as if made on the date such payment was due, and no interest on such payment shall accrue for the  period from and after the Maturity Date (or any Redemption
Date) to the date of such payment on the next succeeding Business Day. Except as provided above, interest payments will be made on the Interest Payment Dates shown above. The "Regular Record Date" shall be the date 15 calendar days (whether or not a Business Day) prior to the applicable
Interest Payment Date. Interest on this Note will accrue from and including the most recent Interest Payment Date to which interest has been paid or
duly provided  for or,   or, if no interest  has been paid on this Note, from
the Original Issue Date, until the principal  hereof has  been paid  or duly
made available  for payment.   The interest so  payable,  and  punctually paid
or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided below, be paid only to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such Interest Payment Date; PROVIDED, HOWEVER, that interest payable at Maturity will be payable to the person to whom the principal hereof shall be payable.

Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date, shall forthwith cease to be payable to the registered Holder hereof on such Regular Record Date, and shall be paid to the Person in whose name this Note (or one or more Predeces-sor Notes) is registered at the close of business on a Special Record Date for the payment of such overdue interest to be fixed by the Trustee (as defined herein), notice of which shall be given to the Holder hereof not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner all as more fully provided in the Indenture (as defined herein).

Payments of  principal, premium, if any,  and interest shall be  made in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts. Payments of interest, other than interest payable at Maturity, will be made by check mailed to the registered Holder hereof at the address shown in the register (the "Security Register") maintained by the Company at the office of Bankers Trust Company in its capacity as Paying Agent or any successor thereto (the "Paying Agent") maintained for such purpose or, at the option of the registered Holder hereof, to such other place in the United States as the registered Holder hereof shall designate to the Paying Agent in writing or, at the option of a Holder who owns U.S. $10,000,000 or more in aggregate principal amount of Notes which pay interest on the same Interest Payment Date, upon written instructions from such Holder received by the Paying Agent not later than the

Regular Record Date or Special Record Date to which such payment of interest relates, by wire transfer of immediately available funds to an account maintained by such Holder at a depository institution, provided such deposi-tory institution shall have appropriate facilities therefor.

The principal amount hereof, premium, if any, and interest due at Maturity will be paid upon Maturity in immediately available funds by wire transfer to a U.S. Dollar account maintained by the payee at a depository institution in the United States, provided such depository shall have appropriate facilities therefor, except for the payment to a Holder for which appropriate instruc-tions for payment as provided above have not been received by the Paying Agent not later than the close of business at least 10 Business Days prior to the related date of payment, in which case such payment shall be made by check mailed to the Person entitled thereto at such Person's address appearing in the Security Register. Payment of principal of, premium, if any, and interest due at Maturity on any Note shall only be made against presentation and surrender of this Note at the office or agency of the Company maintained for that purpose in New York, New York or at such other office or agency of the Company as the Company shall designate.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or in facsimile, and a facsimile of its corporate seal to be imprinted hereon.

 Dated:       		        McDONNELL DOUGLAS FINANCE CORPORATION


 ____________________
  [MCDONNELL DOUGLAS
   FINANCE CORPORATE
   CORPORATE SEAL
   APPEARS HERE]           By: ________________________________
                                 Title:  President



                             Attest
                             By: ________________________________
                                 Title:  Secretary




                       TRUSTEE'S CERTIFICATE OF AUTHENTICATION


    This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


    BANKERS TRUST COMPANY,
      as Trustee



    By: ______________________
          Authorized Officer

			[REVERSE OF SENIOR MEDIUM-TERM NOTE]

			McDONNELL DOUGLAS FINANCE CORPORATION
                          Series IX Senior Medium-Term Note

This Note is one of a duly authorized series of Securities of the Company (hereinafter called the "Securities"), unlimited as to principal amount, issued and to be issued under an Indenture dated as of April 15, 1987 (hereinafter called the "Indenture"), between the Company and Bankers Trust Company, as trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respec-tive rights thereunder of the Company, the Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series of Securities designated as "Series IX Senior Medium-Term Notes" (the "Notes"). Capital-ized terms used herein which are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

The Notes may bear different Original Issue Dates, mature at different times and bear interest at different fixed or variable rates and differ in such other respects as may be provided pursuant to the terms of the Inden-ture.

This Note may not be  redeemed prior to the Redemption Date set forth on the face hereof.  If no Redemption Date is set forth on the face hereof, this
Note is not redeemable prior to the Stated Maturity set forth on the face hereof. On and after the Redemption Date, this Note is redeemable in whole or in part in increments of $1,000 (provided that any remaining principal amount of this Note shall be at least $100,000) at the option of the Company at the Redemption Price specified on the face hereof for such Redemption Date, together with interest thereon payable to such Redemption Date, on notice given to the Holder hereof not more than 60 nor less than 30 days prior to such Redemption Date (or, if either such day is not a Business Day, the next succeeding Business Day). In the event of redemption of this Note in part only, a new Note for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the surrender hereof. The Notes will not have a sinking fund.

PROVISIONS RELATING TO FLOATING RATE NOTES ONLY:

If the "Floating Rate" box on the face hereof is checked, the following additional provisions shall apply to this Note. Commencing with the first Interest Reset Date specified on the face hereof following the Original Issue Date specified on the face hereof, the rate at which interest on this
Note is payable (the "Interest Rate") shall be adjusted daily, weekly, monthly, quarterly, semiannually or annually as shown on the face hereof under "Interest Rate Reset Period". Each such adjusted rate shall be applicable on and after the Interest Reset Date to which it relates to but not including the next succeeding Interest Reset Date or until Maturity, as the case may be.

If any Interest Reset Date would be a day that is not a Business Day, such Interest Reset Date shall be postponed to the next succeeding day that is a Business Day, except that in the case of a LIBOR Note or a Note for which the interest rate is determined with reference to LIBOR, if such Business Day is in the next succeeding calendar month, such Interest Reset

Date shall be the next preceding day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a "London Business Day").

All percentages resulting from any calculation of the applicable BaseRate or Rates on this Note will be rounded, if necessary, to the nearest onehundred-thousandth of a percent, with five one-millionths of a percent rounded upward, for example, 9.876545% (or .09876545) will be rounded upward to 9.87655% (or .0987655), and all dollar amounts used in or resulting from such calculation on this Note will be rounded to the nearest cent (with one-half cent being rounded upward).

Subject to applicable provisions of law and except as specified herein, on each Interest Reset Date, the Interest Rate on this Note shall be the rate, or the lowest of any two or more of the rates, specified herein as the applicable Base Rate or Rates, determined in accordance with the provisions of the applicable heading or headings below.

DETERMINATION  OF  COMMERCIAL  PAPER RATE.    If the  Base  Rate  is the
Commercial Paper Rate, as indicated on the face hereof, the Commercial Paper Rate shall equal the Money Market Yield (as hereinafter defined) on the second Business Day next preceding the Interest Reset Date specified on the face hereof (the "Commercial Paper Rate Interest Determination Date") for commercial paper having the Index Maturity specified on the face hereof, as such rate shall be published in the "Federal Reserve Statistical Release H.15(519), Selected Interest Rates" or any successor publication ("H.15(519)") under the heading "Commercial Paper". In the event that such rate is not published prior to 9:00 a.m., New York City time, on the Calculation Date pertaining to such Commercial Paper Rate Interest Determina-tion Date, then the Commercial Paper Rate shall be the Money Market Yield on such Commercial Paper Rate Interest Determination Date of the rate for commercial paper of the Index Maturity specified on the face hereof as published by the Federal Reserve Bank of New York in its daily statistical release "Composite 3:30 p.m. Quotations for U.S. Government Securities" or any successor publication ("Composite Quotations") under the heading "Commer-cial Paper". If by 3:00 p.m., New York City time, on such Calculation Date, such rate is not yet available in either H.15(519) or Composite Quotations then the Commercial Paper Rate shall be calculated by the "Calculation Agent" specified on the face hereof (after consultation with the Company) and will be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Interest Determination Date, of three leading dealers of commercial paper in New York, New York selected by the Calculation Agent (after consultation with the Company) for commercial paper of the Index Maturity specified on the face hereof, placed for an industrial issuer whose bond rating is "AA", or the equivalent, from a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting offered rates as mentioned in this sentence, the Commercial Paper Rate determined on such Commercial Paper Rate Interest Determination Date will be the rate determined on the immediately preceding Commercial Paper Rate Interest Determination Date or, in the case of the first Commercial Paper Rate Interest Determination Date, the Initial Interest Rate specified on the face hereof.

"Money Market Yield" shall be a yield calculated in accordance with the following formula:

         Money Market Yield   =      D x 360
                                  _____________       x 100
                                  360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and "M" refers to the actual number of days in the Index Maturity.

DETERMINATION OF  FEDERAL FUNDS RATE.   If the Base Rate  is the Federal
Funds Rate as indicated on the face hereof, the Federal Funds Rate shall equal the rate on the Business Day immediately preceding the applicable Interest Reset Date (the "Federal Funds Interest Determination Date") for United States dollar federal funds as published in H.15(519) under the heading "Federal Funds (Effective)" or, if not published by 3:00 p.m., New York City time, on the related Calculation Date, the rate on such Federal Funds Interest Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate." If such rate is not published in either H.15(519) or Composite Quotations by 3:00 p.m., New York City time, on the related Calculation Date, then the Federal Funds Rate on such Federal Funds Interest Determination Date will be calculated by the Calculation Agent and will be the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in The City of New York selected by the Calculation Agent prior to 9:00 a.m., New York City time, on such Federal Funds Interest Determination Date; provided, however that if the brokers so selected by the Calculation Agent are not quoting as mentioned in this sentence, the Federal Funds Rate determined as of such Federal Funds Interest Determination Date will be the Federal Funds Rate in effect on such Federal Funds Interest Determination Date.

DETERMINATION OF  11TH DISTRICT COST OF FUNDS RATE.  If the Base Rate is
the 11th District Cost of Funds Rate as indicated on the face hereof, the 11th District Cost of Funds shall equal the rate equal to the monthly 11th District Cost of Funds Index (the "Index") published by the Federal Home Loan Bank of San Francisco (the "FHLB of San Francisco") during the month immediately preceding the Interest Reset Date to which such 11th District Cost of Funds Interest Determination Date applies. The "Eleventh District Cost of Funds Interest Determination Date" with respect to an Interest Reset Date will be the last day on which the FHLB of San Francisco is open for business in the month next preceding such Interest Reset Date in which the FHLB of San Francisco publishes the Index.

The Index is normally published by the FHLB of San Francisco on the last day on which the FHLB of San Francisco is open for business in each month and represents the monthly weighted average cost of funds for savings institu-tions in the 11th District of the Federal Home Loan Bank System for the month preceding the month in which the Index is published. Currently, the Index is computed by the FHLB of San Francisco for each month by dividing the cost of funds (interest paid during the month by 11th District savings institutions on savings, advances and other borrowings) by the average of the total amount of those funds outstanding at the end of that month and the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the FHLB of San Francisco to neutralize the effect of events such as member institutions leaving the 11th District or acquiring institutions outside the 11th District.

If the  FHLB of  San Francisco shall  fail in any  month to  publish the
Index (each such failure being referred to herein as an "Alternate Rate Event"), then the 11th District Cost of Funds Rate for the first 11th District Cost of Funds Interest Determination Date after the Alternate Rate Event shall be calculated on the basis of the Index most recently published
prior to such 11th District Cost  of Funds  Interest Determination  Date.   If
any Alternate Rate Eventoccurs in the month immediately following a month in which a prior AlternateRate Event occurred, then the 11th District Cost of Funds Rate for the 11th District Cost of Funds Interest Determination Date immediately following such second Alternate Rate Event shall be calculated on the basis of the Index most recently published prior to such 11th District Cost of Funds Interest Determination Date and, thereafter, the
11th District Cost of Funds Rate for each succeeding 11th District Cost of Funds Interest Determination Date until Maturity of such 11th District
Cost of Funds Rate Notes shall be LIBOR, determined as if the Base Rate for this Note was LIBOR, and the Spread shall be plus or minus the number of basis points specified on the face hereof as the "Alternate Rate Event Spread", if any.

In determining that the FHLB of San Francisco has failed in any month to publish the Index, the Calculation Agent may rely conclusively on any written advice from the FHLB of San Francisco to such effect.

DETERMINATION OF LIBOR. If the Base Rate is LIBOR, as indicated on the face hereof, LIBOR will be determined by the Calculation Agent in accordance with the following provisions:

          (a) With respect to the second London Business Day preceding the Interest Reset Date specified on the face hereof (a "LIBOR Interest Determi-nation Date"), the Calculation Agent will determine the arithmetic mean of all available offered rates for deposits in United States dollars for the period of the Index Maturity specified on the face hereof commencing on the second London Business Day immediately following such LIBOR Interest Determi-nation Date, which appear on the Reuters Screen LIBO Page as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date. "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rate Service (or such other page as may replace the LIBO page on the Service for the purpose of displaying London interbank offered rates of major banks).

          (b) If fewer than two offered rates appear on the Reuters Screen LIBO Page, the Calculation Agent will request the principal London offices of each of four major banks in the London interbank market, as selected by the Calculation Agent (after consultation with the Company), to provide the Calculation Agent with its offered quotations for deposits in United States dollars for the period of the Index Maturity specified on the face hereof to prime banks in the London interbank market as of approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount equal to an amount not less than U.S. $1 million that is representa-tive of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR for such LIBOR Interest Determination Date will be the arithmetic mean of the rates quoted by three major banks in New York, New York selected by the Calculation Agent (after consultation with the Company) as of approximately 11:00 a.m., New York City time, on such LIBOR Interest Determination Date for loans in U.S. dollars to leading European banks, for the period of the Index Maturity specified on the face hereof and in a principal amount equal to an amount of not less than U.S. $1 million that is representative of a single transaction in such market at such time; PROVIDED, HOWEVER, that if fewer than three banks selected as aforesaid by the Calculation Agent (after consultation with the Company) are quoting rates as mentioned in this sentence, LIBOR determined on such LIBOR Interest Determination Date will be LIBOR determined on the immediately preceding LIBOR Interest Determination Date, or in the case of the first LIBOR Interest Determination Date, the Initial Interest Rate specified on the face hereof.

DETERMINATION  OF PRIME  RATE.   If  the  Base Rate  is  Prime Rate,  as
indicated on the face hereof, the Prime Rate shall equal, unless otherwise specified on the face hereof, the rate set forth in H.15(519) for such date opposite the caption "Bank Prime Loan" on the second Business Day next preceding the Interest Reset Date specified on the face hereof (the "Prime Rate Interest Determination Date"). If such rate is not yet published by 9:00 a.m., New York City time, on the Calculation Date, the Prime Rate for such Prime Rate Interest Determination Date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen NYMF Page as such bank's prime rate or base lending rate as in effect for such Prime Rate Interest Determination Date as quoted on the Reuters Screen NYMF Page on such Prime Rate Interest Determination Date "Reuters Screen NYMF Page" means the display designated as page "NYMF" on the Reuters Monitor Money Rate Service (or such other page as may replace the NYMF page on the service for the purpose of displaying the prime rate or base lending rate of major banks). If fewer than four such rates appear on the Reuters Screen NYMF Page for such Prime Rate Interest Determination Date, the rate shall be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Prime Rate Interest Determination Date by at least two of the three major money center banks in New York, New York selected by the Calculation Agent (after consultation with the Company) from which quotations are requested. If fewer than two quotations are provided, the Prime Rate shall be calculated by the Calculation Agent and shall be determined as the arithmetic mean on the basis of the prime rates in New York, New York by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least U.S. $500 million and being subject to supervision or examination by federal or state authority, selected by the Calculation Agent (after consultation with the Company) to quote such rate or rates.

If in any month the Prime Rate is not published in H.15(519) and the banks or trust companies selected as aforesaid are not quoting as mentioned in the preceding paragraph, the Prime Rate determined on such Prime Rate Interest Determination Date will be the Prime Rate determined on the immedi-ately preceding Prime Rate Interest Determination Date, or in the case of the first Prime Rate Interest Date, the Initial Interest Rate specified on the face hereof.

DETERMINATION OF TREASURY RATE. If the Base Rate is the Treasury Rate, as indicated on the face hereof, the Treasury Rate will equal the rate for the auction of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified on the face hereof) as published in H.15(519) under the heading "Treasury Bills -- auction average (investment)" on the day of the week in which the Interest Reset Date specified on the face hereof falls on which Treasury Bills actually are auctioned (the "Treasury

Rate Interest Determination Date") or, if not so published by 9:00 a.m., New York City time, on the Calculation Date pertaining to such Treasury Rate Interest Determination Date, the auction average rate on such Treasury Rate Interest Determination Date (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury Bills having the Index Maturity shown on the face hereof are not published or reported as provided above by 3:00 p.m., New York Citytime, on such Calculation Date, or if no such auction is held on suchTreasury Rate Interest Determination Date, then the Treasury Rate shall be calculated by the Calculation Agent and shall be a yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approxi-mately 3:30 p.m., New York City time, on such Treasury Rate Interest Determination Date, of three leading primary United States government securities dealers selected by the Calculation Agent (after consultation with the Company), for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity shown on the face hereof; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by the Calculation Agent are not quoting bid rates as mentioned in this sentence, the Treasury Rate with respect to such Treasury Rate Interest Determination Date will be the Treasury Rate determined on the immediately preceding Treasury Rate Interest Deter-mination Date or, in the case of the first Treasury Rate Interest Deter-mination Date, the Initial Interest Rate specified on the face hereof.

Notwithstanding the foregoing, the Interest Rate hereon shall not be greater than the Maximum Interest Rate, if any, shown on the face hereof or less than the Minimum Interest Rate, if any, shown on the face hereof. The Calculation Agent shall calculate the Interest Rate hereon in accordance with the foregoing on or before each Calculation Date. The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

The Calculation Date, if applicable, pertaining to the Interest Determi-nation Date will be the earlier of (i) the tenth calendar day after such Interest Determination Date, or if such day is not a Business Day, the next succeeding Business Day or (ii) the Business Day immediately preceding the applicable Interest Payment Date or the Maturity, as the case may be.

Interest  payments  hereon  made on  any  Interest  Payment  Date or  at
Maturity will include  interest accrued  to but not  including such  Interest
Payment Date or  Maturity, as  the case  may be  (or from  and including  the
Original Issue Date  if no  interest has been  paid on  this Note).   Accrued
interest hereon  from the Original Issue Date or  from the last date to which interest  hereon has  been  paid, as  the case  may  be, shall  be  an amount calculated  by  multiplying the  face amount  hereof  by an  accrued interest
factor.   Such  accrued interest  factor  shall  be computed  by  adding  the interest  factors calculated  for each day  in the  period commencing  on the
Original Issue Date or  the last date to which interest shall have been paid, as the case may be, and ending on the date to which accrued interest is being
calculated.   The  interest factor  for each  such day  shall be  computed by dividing  the interest rate applicable to such  day by 360, if the applicable
Base Rate  or Rates is  the Commercial Paper  Rate, Federal Funds  Rate, 11th
District Cost of Funds Rate, LIBOR or the Prime Rate as indicated on the face hereof, or  by the actual number of  days in the year  if the applicable Base

Rate is the Treasury Rate as indicated on the face hereof. The interest rate for Notes for which the interest rate is calculated with reference to the lowest of two or more Base Rates will be calculated in each period in the same manner as if only the lowest of the applicable Base Rates apply.

PROVISIONS APPLICABLE TO FIXED AND FLOATING RATE NOTES:

If an Event of Default shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with all the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of the Outstanding Securities, of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequenc-es. Any such consent or waiver by the Holder of this Note shall be conclu-sive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation for such consent or waiver is made upon this Note.

As provided in the Indenture, and subject to certain limitations therein set forth, the transfer of this Note is registrable by the Holder hereof in the Security Register upon due presentment of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of the same series in authorized denominations and for the same aggregate principal amount, having the identical Original Issue Date, Stated Maturity and provisions with respect to payment of interest and redemption prior to Stated Maturity, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture, and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount, having the identical Original Issue Date,
Stated Maturity and provisions with respect to payment of interest and redemption prior to Stated Maturity, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee, the Security Registrar and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for all purposes whether or not this Note be overdue, and neither the Company, the Trustee, the Security Registrar nor any such agent shall be affected by notice to the contrary.

The Holder of this Note shall not have recourse for the payment of principal of or interest on this Note or for any claim based on this Note or the Indenture, against any director, officer or stockholder, past, present or future, of the Company. By acceptance of this Note, the Holder waives any such claim against any such Person.

The Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.


		                 ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM--as tenants in common

     UNIF GIFT MIN ACT--____________ Custodian ______________
                           (Cust)                  (Minor)

                      Under Uniform Gifts to Minors Act

                      _________________________________
                                   (State)

     TEN ENT--as tenants by the entireties
     JT TEN--as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the
above list.
      14                _____________________________________


FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other
Identifying Number of Assignee:

 ______________________________

 ___________________________________________________________________

                  PLEASE PRINT OR TYPE THE NAME AND ADDRESS
                       INCLUDING ZIP CODE OF ASSIGNEE:


_____________________________________________________________________

_____________________________________________________________________

_____________________________________________________________________

the within Note of McDONNELL DOUGLAS FINANCE CORPORATION and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company, with full power of substitu-tion in the premises.

Dated: _________________     ______________________________________________
                             Notice: The signature to this assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.